Exhibit 4.1
                                                                     -----------


                         FIRST SUPPLEMENTAL INDENTURE

                  FIRST SUPPLEMENTAL INDENTURE, dated as of June 11, 1998 (this "First Supplemental Indenture"), among U.S. Industries, Inc. (f/k/a USI, Inc.), a Delaware corporation ("New USI"), and USI American Holdings, Inc., a Delaware corporation ("USIAH"), as Issuers, USI Atlantic Corp. (f/k/a U.S. Industries, Inc.), a Delaware corporation, as Guarantor (the "Guarantor"), and PNC Bank, National Association, as Trustee (the "Trustee"). Capitalized terms used herein without definition have the meanings assigned to such terms in the Indenture (as defined below).

                              W I T N E S S E T H:
                              -------------------

                  WHEREAS, on the date hereof, pursuant to an Agreement and Plan of Merger, dated as of February 16, 1998, as amended, among the Guarantor, New USI, Zurn Industries, Inc. ("Zurn") and certain subsidiaries of New USI, each of the Guarantor and Zurn became a direct wholly-owned subsidiary of New USI and USIAH remained a direct wholly-owned subsidiary of the Guarantor;

                  WHEREAS, USIAH, the Guarantor and the Trustee executed and delivered an Indenture, dated as of December 12, 1996 (the "Indenture"), to provide for the issuance of the 7 1/4% Senior Notes due December 1, 2006 of USIAH (the "Securities");

                  WHEREAS, Section 901 of the Indenture permits USIAH and the Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, to enter into one or more indentures supplemental to the Indenture, in form and substance satisfactory to the Trustee, to make provisions with respect to matters or questions arising under the Indenture which do not materially adversely affect the interests of the Holders of the Securities;

                  WHEREAS, New USI desires to assume, jointly and severally, with USIAH, all obligations of the Issuer under the Indenture, including, without limitation, the due and punctual payment of the principal of, premium, if any, and interest on, and the Tax Redemption Price and Additional Amounts, if any, with respect to the Securities when due;

                  WHEREAS, such assumption of obligations by New USI will not in any manner release USIAH or the Guarantor from their respective obligations under the Indenture; and

                  WHEREAS, USIAH and the Guarantor have requested that the Trustee execute and deliver this First Supplemental Indenture pursuant to
Section 901 of the Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms have been performed and the execution and delivery of this First Supplemental Indenture have been duly authorized in all respects by each of New USI, USIAH and the Guarantor.

                  NOW, THEREFORE, New USI, USIAH and the Guarantor covenant and agree with the Trustee as follows:


                                    ARTICLE I

                            ASSUMPTION AND AMENDMENTS

                  SECTION 1.01. Assumption. New USI hereby fully, irrevocably and unconditionally assumes, jointly and severally with USIAH, all obligations of the Issuer under the Indenture and the Securities, including, without limitation, the due and punctual payment of the principal of, premium, if any, and interest on, and the Tax Redemption Price and Additional Amounts, if any, with respect to the Securities in accordance with the terms of the Securities and the Indenture.

                  SECTION 1.02. Ranking. The obligations of New USI under
Section 1.01 hereto will be unsecured senior obligations of, and will rank pari passu with all other existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all subordinated indebtedness of, New USI.

                  SECTION 1.03. Provision of Financial Statements. All references to the "Issuer" in Section 1011 of the Indenture shall refer to New USI (but not USIAH) and the last sentence of such Section 1011 shall be deleted in its entirety and replaced with the following sentence:

                  "If the Parent Guarantor or USI American Holdings, Inc. is required to make filings with the Commission pursuant to
                  Section 13(a) or 15(d) of the Exchange Act (or any successor provision thereto), the Parent Guarantor or USI American Holdings, Inc., as applicable, will make such filings in the manner required under the Exchange Act and the rules and regulations of the Commission."


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

                  SECTION 1.04. Limitation and Restricted Payments. All references to the "Issuer" in Section 1010 of the Indenture shall refer to USIAH (but not New USI) and all references to a "Restricted Subsidiary" in such
Section 1010 shall refer to Restricted Subsidiaries of USIAH.

                  SECTION 1.05.  Definitions.

                  (a) Section 101 of the Indenture is hereby amended as follows:

                  (i) the definition of "Consolidated Net Tangible Assets" is hereby amended to delete "the Parent Guarantor" and to substitute "U.S. Industries, Inc. (f/k/a USI, Inc.)" therefor; and

                  (ii) clause (ii) of the definition of "Unrestricted Subsidiary" is hereby amended to delete "the Parent Guarantor" and to substitute "U.S. Industries, Inc. (f/k/a USI, Inc.)" therefor

                  (b) Except as otherwise provided in this Supplemental Indenture, all references to the "Issuer" in the Indenture and the Securities shall apply to each of New USI and USIAH, jointly and severally.

                  (c) For the avoidance of doubt, except as otherwise provided in this Supplemental Indenture, all references to "U.S. Industries, Inc." in the Indenture and the Securities shall refer to "USI Atlantic Corp. (f/k/a U.S. Industries, Inc.)."

                                   ARTICLE II

                                  MISCELLANEOUS

                  SECTION 2.02. Confirmation of Indenture. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

                  SECTION 2.03. Concerning the Trustee. The Trustee assumes no duties, responsibilities or liabilities by reason of this First Supplemental Indenture other than as set forth in the Indenture.


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

                  SECTION 2.04. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  SECTION 2.05. Separability. In case any provision contained in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 2.06. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


                       [SIGNATURES BEGIN ON THE NEXT PAGE]



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

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, as of the day and year first above written.


                           U.S. INDUSTRIES, INC. (F/K/A USI, INC.)


                           By:   /s/ George H. MacLean
                              ------------------------------------------
                              Name:  George H. MacLean
                              Title:  Senior Vice President


                           USI AMERICAN HOLDINGS, INC.


                           By:  /s/ George H. MacLean
                              ------------------------------------------
                              Name:  George H. MacLean
                              Title:  Senior Vice President


                           USI ATLANTIC CORP. (F/K/A U.S. INDUSTRIES, INC.)


                           By:   /s/ George H. MacLean
                              ------------------------------------------
                              Name:  George H. MacLean
                              Title:  Senior Vice President


                           PNC BANK, NATIONAL ASSOCIATION


                           By   /s/ Robert Frier
                              ------------------------------------------
                             Name:  Robert Frier
                             Title:  Vice President




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